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                                                                    EXHIBIT 31


         CERTIFICATE OF THE CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

     I, Kenneth C. Lowe, certify that:

1. I have reviewed this quarterly report on Form 10-QSB for the quarter ended June 30, 2003 of Transition Auto Finance II ("TAF II");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present, in all material respects, the financial condition, results of operations and cash flows of TAF II as of, and for, the periods presented in this report.

4. TAF II's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) for TAF II and have:

     a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to TAF II, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b. Evaluated the effectiveness of TAF II's disclosure control's and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c. Disclosed in this report any change in TAF II's internal control over financial reporting that occurred during TAF II's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, TAF II's internal control over financial reporting; and

5. TAF II's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to TAF II's auditors and the audit committee of TAF II's board of directors:

     a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect TAF II's ability to record, process, summarize and report financial information; and

     b. Any fraud, whether or not material, that involves management or other employees who have a significant role in TAF II's internal control over financial reporting.

Date: August 12, 2003

/s/ KENNETH LOWE
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Kenneth Lowe
Chief Executive and Chief Financial Officer